Exhibit 5.2

May 31, 2023

Locafy Limited

246A Churchill Avenue

Subiaco WA 6008

Australia

Ladies and Gentlemen:

We have acted as U.S. counsel to Locafy Limited, a company incorporated under the laws of Australia (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Act”) of a registration statement on Form F-3, as amended (the “Registration Statement”) relating to (i) ordinary shares of the Company, no par value per share (the “Ordinary Shares”); (ii) preference shares of the Company, no par value per share (the “Preference Shares”); (iii) subscription rights exchangeable for equity and/or other securities of the Company (the “Subscription Rights”); (iv) warrants to purchase Ordinary Shares or Preference Shares (the “Warrants”); and (v) units (the “Units”, and, together with the Subscription Rights and the Warrants, the “Securities”) comprised of one or more of the Ordinary Shares, Preference Shares, Subscription Rights and/or Warrants, that may be issued and sold from time to time pursuant to Rule 415 under the Act for an aggregate offering price not to exceed $100,000,000.

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement and the prospectus contained therein; and (ii) such other corporate records, documents and instruments of the Company as we have deemed necessary for the expression of the opinions stated herein.

As to questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied to the extent we deem reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examination, we have assumed certain matters with respect to the Company, including the valid existence, good standing, power and authority of the Company. In addition, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies; (iv) that all agreement or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto; and (v) that all factual information on which we have relied was accurate and complete.

We have also assumed that (i) the Company will continue to be incorporated and in existence and good standing under the law of the jurisdiction in which it is organized; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (iii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (iv) a prospectus supplement will have been prepared and filed with the Commission properly describing the Securities offered thereby and will have been delivered to the purchaser(s) of the Securities as required in accordance with applicable law; (v) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will be an enforceable obligation of the parties thereto; (vii) in connection with the issuance of Subscription Rights, any required subscription rights agreement or agreement relating to the subscription rights (a “Subscription Rights Agreement”) will have been executed and delivered by all applicable parties and will be enforceable in all respects in accordance with its terms; and (viii) in connection with the sale of Warrants, any required warrant agreement or agreement relating to the Warrants (a “Warrant Agreement”) will have been executed and delivered by all applicable parties and will be enforceable in all respects in accordance with its terms; (ix) in connection with the sale of Units, any required unit agreement or agreement relating to the Units (a “Unit Agreement”) will have been executed and delivered by all applicable parties and will be enforceable in all respects in accordance with its terms; and (x) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly and validly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

Locafy Limited

May 31, 2023

Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that:

1. With respect to the Subscription Rights, when (i) the Board of Directors of the Company or a duly authorized committee thereof (the “Board”) has taken all necessary corporate action to approve the creation of and the issuance and terms of the Subscription Rights, the terms of the offering thereof and related matters; (ii) the Subscription Rights Agreements and Subscription Rights have been duly prepared, authorized and validly executed and delivered by the Company and the other parties thereto (if any) in compliance with all applicable laws; and (iii) the Subscription Rights or certificates representing the Subscription Rights have been duly registered and delivered in accordance with the appropriate Subscription Rights Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board and upon payment of the consideration therefor provided for therein, all in accordance with the Registration Statement and any prospectus supplement, the Subscription Rights will constitute valid and legally binding obligations of the Company.

2. With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the Warrant Agreements and Warrants have been duly prepared, authorized and validly executed and delivered by the Company and the other parties thereto (if any) in compliance with all applicable laws; and (iii) the Warrants or certificates representing the Warrants have been duly registered and delivered in accordance with the appropriate Warrant Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board and upon payment of the consideration therefor provided for therein, all in accordance with the Registration Statement and any prospectus supplement, the Warrants will constitute valid and legally binding obligations of the Company.

3. With respect to the Units, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units, the terms of the offering thereof and related matters; (ii) the Unit Agreements and Units have been duly prepared, authorized and validly executed and delivered by the Company and the other parties thereto (if any) in compliance with all applicable laws; and (iii) the Units or certificates representing the Units have been duly registered and delivered in accordance with the appropriate Unit Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board and upon payment of the consideration therefor provided for therein, all in accordance with the Registration Statement and any prospectus supplement, the Units will constitute valid and legally binding obligations of the Company.

The opinions set forth above are subject to the following qualifications, limitations and exceptions:

(a) The opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship or other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally; (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances; and (iii) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Locafy Limited

May 31, 2023

(b) The opinions are subject to the effect of (i) general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, general matters of public policy and other similar doctrines generally affecting the enforceability of agreements (regardless of whether considered in a proceeding in equity or at law); (ii) obligations of good faith and fair dealing under New York law; (iii) provisions purporting to make a guarantor primarily liable rather than as a surety; and (iv) other commonly-recognized statutory and judicial constraints on enforceability, including statutes of limitation, limitations on rights to indemnification that contravene law or public policy and the effectiveness of waivers of rights or benefits that cannot be effectively waived under applicable law.

(c) In rendering the opinions, we have assumed that, at the time of the sale of the Securities, (i) the resolutions of the Board or similar governing body, as reflected in the minutes and proceedings of the Company, will not have been modified or rescinded; and (ii) there will not have occurred any change in the laws affecting the authorization, execution, delivery, issuance, sale, ranking, validity or enforceability of the Securities.

The opinions expressed herein are limited to the federal laws of the United States of America, and, to the extent relevant to the opinions expressed herein and the laws of the State of New York, in each case as in effect on the date hereof (all of the foregoing being referred to as the “Opined on Law”). We do not express any opinion with respect to any other laws, or the laws of any other jurisdiction (including, without limitation, any laws of any other jurisdiction which might be referenced by the choice-of-law rules of the Opined Law), other than the Opined on Law or as to the effect of any such other laws on the opinions herein stated.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm contained therein under the heading “Legal Matters.” In giving this consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP